CERTIFICATE                          SHARES



                          FOCUS FINANCIAL GROUP, INC.
                              FLORIDA CORPORATION


    10,000,000 Shares of Common Stock Authorized - Par value .001 per share


                                    SPECIMEN


This certifies that ____________________________________________________________
is hereby issued______________________________________________________fully paid and non-assessable Shares of the Capital Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.



     In Witness Whereof, this Corporation has caused this Certifcate to be signed by its duly authorized officer(s) this ______day of ____________________,
________




__________________________                    __________________________________
Secretary                                     President